EXHIBIT 11

EAGLE FINANCIAL SERVICES, INC. AND SUBSIDIARY

Computations of Weighted Average Shares Outstanding and Earnings Per Share (Shares Outstanding End of Month)

                     Three Months Ended                   Nine Months Ended
                        September 30                        September 30
                  1999              1998               1999              1998
              ------------      ------------       ------------      ------------
JAN                    ---               ---          1,418,341         1,408,485
FEB                    ---               ---          1,420,287         1,410,433
MAR                    ---               ---          1,420,287         1,410,433
APR                    ---               ---          1,420,287         1,410,433
MAY                    ---               ---          1,422,201         1,412,320
JUN                    ---               ---          1,422,201         1,412,320
JUL              1,424,201         1,412,320          1,422,201         1,412,320
AUG              1,424,326         1,414,166          1,424,326         1,414,166
SEP              1,424,326         1,414,166          1,424,326         1,414,166
OCT                    ---               ---                ---               ---
NOV                    ---               ---                ---               ---
DEC                    ---               ---                ---               ---
              ------------      ------------       ------------      ------------
                 4,272,853         4,240,652         12,794,457        12,705,706
                         3                 3                  9                 9
------------  ------------      ------------       ------------      ------------
Weighted
Average
Shares
Outstanding      1,424,284         1,413,551          1,421,606         1,411,675
------------  ------------      ------------       ------------      ------------
Net Income    $    455,346      $    348,401      $   1,258,558      $    939,897
------------  ------------      ------------       ------------      ------------
Earnings Per
Share, Basic
and Diluted   $       0.32      $       0.25      $        0.89      $       0.67
------------  ------------      ------------       ------------      ------------

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